November 8, 2007

Long-E International, Inc.
6F/C Bldg., Huahan Chuangxin Block, Keyuan Rd.,
Hi-Tech Industrial Zone,
Shenzhen 518057 China

Attention: Sheng-fu, BU

Re: Resignation as Director of Long-E International, Inc.

Gentlemen:

I hereby tender my resignation as a director of Long-E International, Inc., effective as of the date hereof.

Sincerely,

Dong Chen